UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 20, 2005

Date of Report: (Date of earliest event reported)

Computer Associates International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Computer Associates Plaza, Islandia, New York	11749

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 342-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 20, 2005, the Compensation and Human Resource Committee (the “Committee”) of Computer Associates International, Inc. (the “Company”) established performance targets for certain executives under the Company’s 2006 Annual Performance Bonus program and 2006 Long-Term Performance program (the “2006 LTIP”) which are maintained under the Company’s 2002 Incentive Plan (as amended and restated effective as of March 31, 2004) (the “2002 Plan”).

Under the 2006 Annual Performance Bonus program, executives are eligible to receive cash compensation at the end of the fiscal year based on the achievement of certain performance targets. The Committee established performance measures based on billings growth, adjusted cash flow from operations growth, adjusted net income growth and customer satisfaction. The established performance measures for certain executive officers are based only on adjusted net income growth and customer satisfaction.

As previously disclosed in the Company’s Current Report on Form 8-K filed on April 15, 2005, the Committee terminated the former long term incentive program and approved the implementation of the 2006 LTIP on April 11, 2005 under which stock options are awarded pursuant to the 2002 Plan, and restricted stock or restricted stock units and performance shares may be issued pursuant to the 2002 Plan. Under this new program, options were granted on May 20, 2005 to the Company’s executive officers and others. The award of restricted stock, restricted stock units and performance shares is dependent on the achievement of various performance targets. The targets selected by the Committee relate to billings growth and revenue growth for the restricted stock and restricted stock unit component, and average three year adjusted net income and average three year return on invested capital for the performance share component of the 2006 LTIP.

The grant of certain of these awards is contingent upon shareholder approval of particular amendments to the 2002 Plan at the Company’s next annual meeting of stockholders.

The foregoing descriptions of the amendments and performance targets do not purport to be complete. The foregoing description of the stock option grants made to executives is qualified in its entirety by reference to the applicable form of award agreement previously filed with the Securities and Exchange Commission (including schedules and exhibits thereto) or filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit 10.1 Form of Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.
Dated: May 26, 2005	By:	/s/ Kenneth V. Handal
Kenneth V. Handal
Executive Vice President, General Counsel and Corporate Secretary